UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

PUTNAM TARGET DATE FUNDS

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

FOR IMMEDIATE RELEASE

Shareholder Contact:
1-877-520-8548

PUTNAM RETIREMENTREADY® FUNDS
ANNOUNCE THAT THE SPECIAL MEETING OF
SHAREHOLDERS ON SEPTEMBER 10, 2020 WILL BE HELD SOLELY
BY MEANS OF REMOTE COMMUNICATION

BOSTON, MA, September 2, 2020 – In light of public health concerns regarding the coronavirus pandemic and to support the well-being of our shareholders and communities, the Special Meeting of Shareholders (the “Meeting”) of Putnam RetirementReady 2060 Fund, Putnam RetirementReady 2055 Fund, Putnam RetirementReady 2050 Fund, Putnam RetirementReady 2045 Fund, Putnam RetirementReady 2040 Fund, Putnam RetirementReady 2035 Fund, Putnam RetirementReady 2030 Fund, Putnam RetirementReady 2025 Fund, Putnam RetirementReady 2020 Fund and Putnam RetirementReady Maturity Fund (each, a “Fund”), each a series of Putnam Target Date Funds, will be conducted solely by means of remote communication. Shareholders will not be able to attend their Fund’s Meeting in person.

The Meeting will be held at the previously appointed time of 11:00 a.m. Eastern Time on Thursday, September 10, 2020 . The Funds urge shareholders to vote in advance of the Meeting by signing and returning their proxy cards or, alternatively, by voting online or by telephone, following the instructions and using the voting control number that appears on their proxy cards. Shareholders may use the proxy cards previously distributed to them to vote their shares by mail, online, or by telephone. The proxy cards will not be updated to reflect that the Meeting will be conducted solely by means of remote communication.

Any shareholder wishing to participate in a Meeting by means of remote communication can do so at www.meetingcenter.io/228660679 (the “Meeting website”), with the password: PUT2020. If you wish to participate in a Meeting in this manner, please visit the Meeting website no later than 11:00 a.m. Eastern Time on Wednesday, September 9, 2020 to register. To register for the Meeting, you will need to enter the control number on your proxy card or voting instruction form on the Meeting website. Shareholders who register on the Meeting website will receive a password to enter and instructions for voting during the Meeting.

If you held Fund shares through an intermediary (such as a broker-dealer) as of June 15, 2020 (the record date for the Meetings), and you want to participate in the Meeting, please visit the Meeting website no later than 11:00 a.m. Eastern Time on Wednesday, September 9, 2020. If you wish to vote at the Meeting, you must first obtain a legal proxy from your intermediary reflecting the relevant Fund name(s), the number of Fund shares you held, as well as your name and e-mail address.

The Funds’ Proxy Statement is available at https://www.putnam.com/static/pdf/email/RetirementReady-proxy-voting.pdf.

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